Exhibit 23.2

CONSENT OF RYDER SCOTT COMPANY, L.P.

We hereby consent to incorporation by reference in the Registration Statements on Form S-3 (File No. 333-173884) and Form S-8 (File Nos. 33-19652, 33-44103, 33-49724, 33-64323, 33-53542, 333-38166, 333-39584, 333-135194, 333-137857, 333-166605, and 333-181922) of Unit Corporation of the reference to our reserves audit report for Unit Corporation dated January 28, 2015, which appears in the December 31, 2014 annual report on Form 10-K of Unit Corporation.

/s/ RYDER SCOTT COMPANY, L.P.

RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

Houston, Texas
February 24, 2015